Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(2,053,542)
Unrealized Gain (Loss) on Market Value of Futures	5,256,131
Dividend Income	552
Interest Income	1,405
ETF Transaction Fees	2,100
Total Income (Loss)	$3,206,646

Expenses
General Partner Management Fees	$32,709
Professional Fees	5,912
Brokerage Commissions	1,507
NYMEX License Fee	818
Prepaid Insurance Expense	625
Non-interested Directors' Fees and Expenses	423
Total Expenses	$41,994
Net Income (Loss)	$3,164,652

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/15	$57,085,480
Additions (550,000 Shares)	14,299,211
Net Income (Loss)	3,164,652

Net Asset Value End of Month	$74,549,343
Net Asset Value Per Share (2,850,000 Shares)	$26.16

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2015 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612